CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of our reports dated February 18, 1999, relating to the financial statements and financial highlights which appear in the December 31, 1998 Annual Report to Shareholders of the Standish Fixed Income Asset Fund which is also incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Experts and Financial Statements" in such Registration Statement


PricewaterhouseCoopers LLP

Boston Massachusetts
April 25, 2000